Exhibit 3.1

THE COMPANIES ACT (AS AMENDED)

EXEMPTED COMPANY LIMITED BY SHARES

MEMORANDUM OF ASSOCIATION

OF

INVESTCORP ASIA ACQUISITION CORP I

1. The name of the Company is: Investcorp Asia Acquisition Corp I.

2. The registered office of the Company will be situated at the offices of Paget-Brown Trust Company Ltd., Century Yard, Cricket Square, P O Box 1111, Grand Cayman KY1-1102, Cayman Islands.

3. The objects for which the Company is established are to engage in any activity in accordance with the Acts of the Cayman Islands and to exercise the functions of a natural person of full capacity irrespective of any question of corporate benefit.

IT IS HEREBY DECLARED that the Company will not trade in the Cayman Islands with any person, firm or corporation except in furtherance of the business of the Company carried on outside the Cayman Islands, provided that nothing in this section shall be construed as to prevent the Company from effecting and concluding contracts in the Cayman Islands, and exercising in the Cayman Islands all of its powers necessary for the carrying on of business outside of the Cayman Islands.

4. The liability of the members is limited.

5. The authorized capital of the Company is USD 50,000.00 divided into 25,000 Ordinary shares of par value USD 1.00 each and 2,500,000 Non Voting Participating Preference shares of par value USD 0.01 each. Subject to The Companies Act (as amended) the Company shall have power to redeem and or purchase its shares (including any redeemable shares) and to make payment in whole or in part out of capital in respect of any such redemption or purchase. The Company may subdivide or consolidate its shares or any of them and issue any part of its capital whatsoever with or without any preference, priority or privilege or subject to any postponement of rights or to any conditions or restrictions.

6. Notwithstanding anything herein contained, the Company will not engage in business requiring a license from the Cayman Islands’ Government without having first obtained the appropriate license.

Auth Code: D96132612641

www.verify.gov.ky

We, the subscriber to this Memorandum of Association, wish to form a company limited by shares pursuant to this Memorandum; and we agree to take the number of shares shown opposite our name.

Names, Addresses of Subscribers	Number of Shares Taken by Subscriber

Paget-Brown Trust Company Ltd.

PO Box 1111

George Town

Grand Cayman KY1-1102	/s/ Toni Pinkerton
Toni Pinkerton
Cayman Islands

Dated March 22, 2021

/s/ Ryan Cooke
Witness to the above signature: Ryan Cooke
Address:	PO Box 1111 Grand Cayman KY1-1102 Cayman Islands

Occupation:	Manager Corporate Services

Auth Code: D96132612641

www.verify.gov.ky

THE COMPANIES ACT (AS AMENDED)

EXEMPTED COMPANY LIMITED BY SHARES

ARTICLES OF ASSOCIATION

OF

INVESTCORP ASIA ACQUISITION CORP I

PRELIMINARY

1. The regulations contained in Table A of The Companies Act (as amended) shall not apply to the Company, and the following Regulations shall comprise the Articles of Association of the Company.

INTERPRETATION

2. In these Articles:

“Act” means The Companies Act (as amended) including any statutory modification or re-enactment thereof for the time being in force.

“Authorized Person” means (a) the Managing Director, if any; (b) the Chief Executive Officer, if appointed by the Board of Directors separately from the Managing Director; (c) the Manager, if any is appointed by the Board of Directors; (d) any officer of the Company appointed by the Board of Directors, pursuant to Article 49(e); and (e) any Authorized Representative.

“Authorized Representative” means one or more persons designated and authorized to act on behalf of the Company pursuant to Article 91.

“Board of Directors” means the Company’s management body provided for in the Act and in these Articles.

“Chief Executive Officer” means the person elected or appointed as such by the Board of Directors pursuant to Article 49.

“Company” means the above named Company.

“Holder” means in relation to Shares, the Member whose name is entered in the Register of Members as the current Holder of the Shares (a “Holder of Record”), and in addition, with respect to voting rights only, a person having the right to vote Shares pursuant to a valid proxy.

“Manager” means any person appointed by the Board of Directors to act as the Company’s manager, pursuant to Article 49(c). In the event that at the time any right or authority afforded to the Manager under these Articles, or any obligations imposed on the Manager by these Articles is to be exercised or performed, and no Manager has been appointed or is then acting for the Company, such right, authority or obligation shall continue to exist and the references herein to the Manager shall be deemed to refer to the Board of Directors and the Chief Executive Officer, and all such right or authority or obligation shall be exercised or performed by the Board of Directors or the Chief Executive Officer.

Auth Code: G93797566322

www.verify.gov.ky

“Managing Director” means the person elected or appointed as such by the Board of Directors pursuant to Article 49(a).

“Member” or “Members” means the person or persons whose name or names are entered in the Company’s Register of Members as the Holders of Record of its outstanding Shares.

“Memorandum of Association” means the Company’s Memorandum of Association.

“Net Asset Value” means the value of the Company’s assets (using valuation principles selected by the Board of Directors or an Authorized Person), minus its liabilities, including accrued Management and Performance Fees, if any, then due to the Manager, as determined by the Board of Directors or an Authorized Person, which valuation and determination shall be final and binding on the Company and its Members.

“Ordinary Shares” means the Ordinary Shares of the Company, as authorized in its Memorandum of Association from time to time.

“Participating Preference Shares” means the Participating Preference Shares as authorised in the Memorandum of Association from time to time.

“Secretary” means the Secretary of the Company or any person appointed to perform the duties of the Secretary of the Company, including a joint, assistant or deputy Secretary.

“Seal” means the common seal of the Company or any facsimile thereof.

“Share” or “Shares” means the Ordinary Shares and the Participating Preference Shares.

“U.S. Person” means a citizen or resident of the United States of America or a partnership, corporation or other entity created or organized in the United States or under the laws of the United States or any state, or a trust or estate other than a “foreign estate” or “foreign trust” with no U.S. source or effectively connected income.

“Valuation Day” means the day fixed by the Board of Directors or by an Authorized Person, for valuation of Shares.

Unless the contrary intention appears or the context otherwise requires, (a)wherever these Articles provide for the consent, approval, requirement or other action of the Board of Directors or an Authorized Person, action by the Board of Directors or by any Authorized Person shall suffice; (b) expressions referring to writing shall be construed as including references to printing, lithography, photography and other modes of reproducing words in a visible form; (c) words or expressions contained in these Articles shall bear the same meaning as in the Act or any statutory modifications thereof in force at the date when these Articles become binding on the Company; and (d) words importing the singular only shall include the plural and vice versa; words importing the masculine gender shall include the feminine gender, and words importing natural persons shall include also corporations.

The headings in these Articles are for convenience only and shall be ignored in construing the language or meaning of these Articles.

Auth Code: G93797566322

www.verify.gov.ky

SHARE CAPITAL

3. Subject as herein provided, all Shares in the capital of the Company for the time being and from time to time unissued shall be under the control of the Board of Directors and may be allotted or disposed of in such manner, to such persons and on such terms as the Board of Directors in their absolute discretion may think fit. The Board of Directors or the Manager may on any issue of shares of the Company authorize the payment by the Company of such brokerage, underwriting, equity participation, sales, commission fees and charges as they in their absolute discretion may think fit.

4. The authorized capital of the Company consists of 25,000 Ordinary Shares of USD 1.00 par value and 2,500,000 Non-Voting Participating Preference Shares of USD 0.01 par value.

5. Subject to the Act and the Memorandum of Association, any wholly unissued class or series of Shares in the Company’s Share capital, the relative rights of and restrictions upon which have not otherwise been specified in the Memorandum of Association or in Article 4 of these Articles, may be issued with such preferred, deferred, other special rights or restrictions, whether in regard to dividends, voting, return of Share capital or otherwise, as the Board of Directors may from time to time by resolution determine and designate.

Without limiting the foregoing, any Share of any wholly unissued class or series of Shares may be issued by the Board of Directors on the terms that it is, or at the option of the Board of Directors is liable, to be redeemed or purchased, in whole or in part, out of the Company’s capital or otherwise. The Company may issue fractional Shares. Any fractional Share issued by the Company shall be subject to and shall carry the corresponding fraction of liabilities (whether with respect to nominal or par value, premium, contribution, calls or otherwise), limitations, preferences, privileges, qualifications, restrictions, rights and attributes of a whole issued Share of the same class or series of Shares. Shares shall be issued by entry of the name of the Member acquiring such Shares, together with the number of such Shares so acquired, in the Company’s Register of Members, and, in the discretion of the Board of Directors, either in certificated form or without the issue of certificates.

6. Subject to the provisions of the Act and to any agreements the Company may have made with respect to any Shares (including in these Articles), the Company may purchase, redeem, receive, take or otherwise acquire, own and hold, sell, lend, exchange, transfer or otherwise dispose of, pledge, use or otherwise deal in and with its own Shares upon such terms and in such manner, including, notwithstanding the generality thereof, by installment, in whole, in part or otherwise as the Board of Directors or an Authorized Person, shall from time to time determine.

7. If at any time the Share capital is divided into different classes or series of a class of Shares, unless otherwise provided by the terms of issue of the Shares of any class or series of a class, the rights attached to such class or series may be varied in any manner so as to adversely affect the Holders of the Shares of such class or series with the consent in writing of all of the Holders of the Shares of that class or series or with the sanction of a special resolution passed at a separate meeting of the Holders of the Shares of such class or series adversely affected. The provisions of these Articles relating to general meetings shall apply, mutatis mutandis, to every such separate meeting, but so that the necessary quorum shall be one or more Holders holding, alone or in the aggregate, at least two-thirds of the issued Shares of such class or series and any Holder of Shares of such class or series present may demand a poll.

Auth Code: G93797566322

www.verify.gov.ky

8. To the extent permitted by Act, the Company has the right, by resolution of the Board of Directors or upon determination of an Authorized Person, at any time (a) to purchase or redeem its Shares and to dissolve; (b) to purchase Shares proposed to be transferred to the extent provided in Articles 9 and 10 of these Articles or in any agreement between the Company and the Holder of such Shares; (c) to purchase or redeem the Shares of any Holder at their Net Asset Value per Share if, in the judgement of the Board of Directors or of an Authorized Person, such purchase or redemption is necessary to preserve the tax or legal status or position of the Company or its Members or to prevent the Company from incurring materially increased tax or reporting requirements; and (d) to purchase or redeem Shares otherwise as provided in these Articles.

TRANSFER AND TRANSMISSION OF SHARES

9. Except with the prior, written consent of the Board of Directors or an Authorized Person, shares shall not be transferred (as defined herein) on the Register of Members of this Company and no purported transfer shall in any event be effective as to the Company, if (a) the proposed transferee is a U.S. Person; or (b) the proposed transferee is an entity controlled directly or indirectly by any such U.S. Person or in which such a U.S. Person has a material beneficial interest; or (c) the proposed transferee is engaged in a trade or business in the United States to which ownership of Shares of the Company may be deemed to be effectively connected; or (d) the proposed transferee is an estate or trust or in a fiduciary relationship in which any beneficial interest is held for the benefit of any person described in clauses (a), (b) or (c) above; or (e) the proposed transferee is a resident of the United Kingdom, except such persons whose ordinary business involves the buying and selling of securities (whether as principal or agent); or (f) the proposed transferee will own or may be deemed to own or may be deemed to cause the Company to own, directly or indirectly by attribution, a ten percent (10%) or more interest in a U.S. Person to which the Company is, directly or indirectly, a lender; or (g) as the result of such proposed transfer, the transferor (unless such transfer is of the transferor’s entire interest) would retain or the transferee would receive a lesser participation in the Company than is required in any private placement memorandum or other offering document delivered by the Company to prospective purchasers in connection with sales of its Shares.

10. In all events the Company will have the right, in its sole discretion, to refuse to consent to, or to recognize, any proposed transfer if, in the judgement of the Board of Directors or an Authorized Person, such proposed transfer would violate the agreements of the transferring Holder in the documents executed by the transferor at the time of acquisition of the Shares proposed to be transferred, the restrictions in Article 9 of these Articles, or applicable securities laws, or would jeopardize the tax or legal status or position of the Company or its Members, or would cause the Company to incur or to become subject to materially increased tax liability or reporting requirements.

11. The Company’s right to consent to any proposed transfer, and any other restrictions on transfers of the Shares may be waived, generally, or in specific instances, by the Board of Directors or an Authorized Person but in any case only in writing. If these requirements are not waived and if an attempted transfer occurs without satisfaction of these requirements, the transfer is void as to the Company; the Company will not recognize or record such transfer in its records; and the Company shall have the continuing right to purchase or redeem such Shares and to consent or to refuse to consent to such transfer by notice to the transferor within 30 days after compliance with the foregoing requirements.

12. Subject to the foregoing restrictions, to the provisions of any agreement executed by a Member seeking to transfer any Shares and to the terms and conditions of any private placement memorandum or other information memoranda issued by the Company regarding sale of the Company’s Shares (the terms of which memoranda such Member shall be deemed to have read and agreed to), the instrument of transfer of any Share or fraction of a Share shall be executed by or on behalf of the transferor and, if so required by the Board of Directors or an Authorized Person, shall also be executed by or on behalf of the transferee, and thereupon the name of the transferee shall be entered in the Register of Members in respect thereof. In the case of a Share registered in the joint

Auth Code: G93797566322

www.verify.gov.ky

names of two or more Members, unless the joint holders have delivered to the Company an instrument in writing, executed by each of them, expressly referring to this Article and stating that this Article shall not apply to the share registered in their names, any one joint holder shall have power to execute an instrument of transfer for and on behalf of himself and all joint holders, and each joint holder of a Share shall be the attorney in fact for the other joint holder of a Share with full power and authority to do and perform all and every act and thing whatsoever with respect to the shares jointly held.

13. Subject to the foregoing restrictions, Shares shall be transferred in any usual or common form approved by the Board of Directors or an Authorized Person.

14. The legal personal representative of a deceased Member who was the sole Holder of a Share shall be the only person recognized by the Company as having any title to the Share. In the case of a Share registered in the names of two or more Members, the survivor or survivors, and the legal personal representative of the survivor who is subsequently deceased, shall be the only persons recognized by the Company as having any title to the Share.

15. A person entitled to a Share in consequence of the death or bankruptcy of a Member shall, upon such evidence being produced as may from time to time be properly required by the Board of Directors or an Authorized Person, have the right either to be registered as a Member in respect of the Share, or instead of being registered himself, to make such transfer of the Share as the deceased or bankrupt Member could have made; but the Board of Directors or an Authorized Person shall, in either case, have the same right to decline or to suspend registration as they would have had in the case of a transfer of the Share by the deceased or bankrupt Member before such death or bankruptcy.

16. A person becoming entitled to a Share by reason of the death or bankruptcy of a Member shall be entitled to the same dividends and other advantages to which he or she would be entitled if he or she were the Member, except that he or she shall not, before being registered as a Member in respect of the Share, be entitled in respect of it to exercise any right conferred by Membership in relation to meetings or actions by written consent of the Members.

17. By resolution of its Members, the Company may from time to time increase the authorized Share capital by such sum, to be divided into Shares or fractions of a Share of such amount, as the resolution shall prescribe. The new Shares may be issued with such rights and subject to such restrictions as the Board of Directors may from time to time by resolution determine, as provided in these Articles with respect to Shares in the Company’s original Share capital. Unless expressly included in the designation of the relative rights and preferences of Shares in accordance with these Articles, no Holder of Shares shall have any preemptive rights to subscribe for any original or such additional authorized Shares.

18. By resolution of its Members, the Company may (a) consolidate and divide all or any of its Share capital into Shares of larger amount than its existing Shares; (b) subdivide its existing Shares, or any class or series of them, into Shares of a smaller amount than is fixed by the Memorandum of Association; or (c) cancel any Shares which, at the date of the passing of the resolutions, have not been taken or agreed to be taken by any person.

19. By special resolution of its Members, the Company may reduce its Share capital and any capital redemption reserve fund in any manner, including the dissolution of the Company, with and subject to any proceedings and consent required by Act.

Auth Code: G93797566322

www.verify.gov.ky

MEETINGS OF THE MEMBERS

20. The Board of Directors or an Authorized Person may, whenever they think fit, convene a general meeting of the Members or any Holder or Holders of not less than a majority of the issued Shares may convene a general meeting of the Members in the same manner as nearly as possible as that in which meetings may be convened by the Board of Directors.

21. Notice of any general meeting of the Members shall be given to each Member holding voting Shares, as indicated in the Register of Members on the date determined in advance by the Board of Directors or an Authorized Person as the date for determining Members entitled to notice of such meeting. Such notice shall be given at least seven days before such meeting is scheduled to take place (exclusive of the day on which the notice is served or deemed to be served, but inclusive of the day for which notice is given). Such notice shall specify the place, the day and the hour of the meeting and, in the case of special business, the general nature of that business and shall be given in the manner hereinafter provided, or in such other manner (if any) as may be prescribed by the Board of Directors for general meetings. With the consent of all the Members entitled to receive notice of any particular meeting, that meeting may be convened by such shorter notice and in such manner as those Members may agree.

22. Notwithstanding any other provision contained herein, the unintentional omission to give notice of a meeting to, or the non-receipt of a notice of a meeting by any Member shall not invalidate the proceedings at any meeting.

The transactions of any meeting of the Members, however called and whenever held, are as valid as though made at a meeting duly held after regular notice if each of the persons entitled to vote, not present in person or by proxy, signs a written waiver of notice or a consent to the holding of the meeting or on approval of the minutes thereof. All such waivers, consents and approvals shall be filed with the Company’s records.

23. All business carried out at a general meeting shall be deemed special with the exception of the consideration of the accounts, the ordinary report of the Board of Directors and Auditors, the appointment of Directors and the fixing of the remuneration of the Directors and Auditors. No special business shall be transacted at any general meeting without the consent of all Members entitled to receive notice of that meeting unless notice of such special business has been given in the notice convening that meeting.

24. No business (except to adjourn the meeting as permitted in these Articles) shall be transacted at any general meeting unless a quorum of Members is present at the time that the meeting proceeds to do business. The presence in person or by proxy of the Holders of a majority of the issued Shares shall constitute a quorum for the transaction of business. A quorum may consist of one Holder, provided that such Holder holds of record or by proxy the requisite Shares to constitute a quorum, as provided above.

25. If, within half an hour from the time appointed for the meeting, a quorum is not present, such meeting shall stand adjourned to the same day in the next week, at the same time and place, and if at the reconvened meeting a quorum is not present within half an hour from the time appointed for the meeting, the meeting shall be adjourned, and any future meeting shall require notice as provided above in these Articles.

26. The Chairman, if any, of the Board of Directors shall preside as Chairman at every general meeting of the Company.

Auth Code: G93797566322

www.verify.gov.ky

27. If there is no such Chairman, or if at any meeting he or she is not present within fifteen minutes after the time appointed for holding the meeting or is unwilling to act as Chairman, the Managing Director, if such person is not the Chairman of the Board of Directors, shall preside, and if the Managing Director is not present or is unwilling to act as Chairman of the meeting, the Chief Executive Officer if such person is not the Chairman of the Board of Directors or the Managing Director, shall preside, and if the Chief Executive Officer is not present or is unwilling to act as Chairman of the meeting, the Holders present shall choose one of their number to be Chairman.

28. The Chairman may, with the consent of the Holders of a majority of the Shares (and shall if so directed by such Holders), adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned and reconvened meeting other than the business left unfinished at the meeting from which the adjournment took place. When a meeting is adjourned for ten days or more, notice of the adjourned and reconvened meeting shall be given as in the case of an original meeting. Except as provided above, it shall not be necessary to give any notice of an adjournment or of the business to be transacted at any adjourned and reconvened meeting.

29. At any general meeting, a resolution put to the vote of the meeting shall be decided, in accordance with Article 32, on a show of hands, unless the Chairman requires a poll, or before or on the declaration of the result of the show of hands, a poll is demanded by at least three Holders present, or by one Holder or two Holders so present, if that Holder or those two Holders together hold not less than fifteen percent (15%) of the Shares, and unless a poll is so demanded, a declaration by the Chairman that a resolution has, on a show of hands, been carried, or carried unanimously, or by a particular majority, or lost, and an entry to that effect in the book of the proceedings of the Members, shall be conclusive evidence of the fact, without proof of the number or of that proportion of the votes recorded in favor of, or against, that resolution.

30. If a poll is duly demanded, it shall be taken in such manner as the Chairman directs, and the result of the poll shall supersede any prior vote on such matter at such meeting.

31. A poll demanded on the election of a Chairman or on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken at such time as the Chairman directs.

ACTIONS OF THE MEMBERS

32. On a show of hands and on a poll, every Holder of Shares entitled to vote on the matters being voted upon, who is present in person or a Holder by proxy, shall have one vote for each Share of which such person is the Holder or Record or by proxy.

33. Except as otherwise required by these Articles or by the Act, the affirmative vote of the Holders of a majority of the issued Shares, voting together, is required to adopt any resolution.

34. In the case of joint Holders of Record of Shares, the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint Holder of Record; and for this purpose seniority shall be determined by the order in which the names of each Member (including the Member through whom a Holder voting by proxy is acting) stand in the Register of Members.

35. A Holder of Record of unsound mind, or in respect of whom an order has been made by any court having jurisdiction in lunacy, may vote, whether on a show of hands or on a poll, by such Holder’s committee, or by the person in the nature of a committee appointed by the court; any such committee or other person may on a poll, vote by proxy.

Auth Code: G93797566322

www.verify.gov.ky

36. No Holder of Shares shall be entitled to vote at any general meeting unless all sums then payable in respect of such Shares have been paid.

37. On any poll, votes may be given either personally or by proxy.

38. The instrument appointing a proxy shall be in writing executed by the Member or by such Member’s attorney duly authorized in writing or, if the Member is a corporation, either under seal or by execution by an officer or attorney duly authorized. A Holder by proxy need not be a Member of the Company.

39. Any Shares belonging to the Company or held on its behalf shall not be voted directly or indirectly at any meeting and shall not be counted in determining the total number of Shares for any purpose of voting or distributions to Holders.

40. Unless the requirement is waived by the Board of Directors or an Authorized Person, the instrument appointing the proxy and the power of attorney or other authority (if any) under which it is signed, or a notarially certified copy of the power or other authority, shall be deposited at the registered office of the Company or if a Manager has been appointed for the Company, at the office of the Manager, in either case not less than forty-eight (48) hours before the time for holding the meeting or adjourned meeting at which the person named in the instrument proposes to vote, and in default, the instrument of proxy shall not be treated as valid unless approved by the Board of Directors.

41. An instrument appointing a proxy may be in any form approved by the Board of Directors or an Authorized Person. The instrument appointing a proxy shall be deemed to confer authority to demand or join in demanding a poll.

42. Any corporation which is a Member of the Company may by resolution of its directors or other governing body or by action of any corporate officer empowered by such governing body to do so, authorize such person as it thinks fit to act as its representative at any meeting of the Members or of the Holders of any class of Shares, and the person so authorized shall be entitled to exercise the same powers on behalf of the corporation which such person represents as that corporation could exercise if it were an individual Member of the Company.

43. Any action of the Members, or of the Holders of any class or series of Shares, may be taken without a meeting and without prior notice, if written consent, setting forth the action taken, is signed by Holders of Record and by proxy, of the number of Shares of the class or series that is required to take such action by poll at a meeting of such Holders, provided that if a special resolution is required by Act or by these Articles or by the rights of a class or series of Shares determined pursuant to Article 5, to take such action, and a meeting is not held, such special resolution may be passed only by written consent of Holders of Record and by proxy of such greater number of Shares, if any, as is then required by Act. Any such action by written consent may be evidenced by one or more instruments, each signed by one or more of such Holders, and the effective date of the resolution so adopted shall be the date on which the instrument, or the last of such instruments, if more than one, is executed.

DIRECTORS

44. The number of the Directors and the names of the first Directors may be determined in writing by a majority of the subscribers, or the subscriber if there is only one, to the Memorandum of Association. Unless so determined, subject to the right of the Members to fix the number of Directors, the number of Directors shall be as set forth in a resolution adopted by the Directors.

Auth Code: G93797566322

www.verify.gov.ky

45. By resolution of its Members, the Company may from time to time fix the number of Directors or the maximum and minimum number of Directors to be appointed.

46. The remuneration of the Directors shall from time to time be determined by resolution of the Board of Directors, subject to limitation, if any, imposed by resolution of the Members.

47. A Director shall not be required to hold any Share to be qualified to be a Director and, if elected or appointed a Director, shall nevertheless be entitled to attend and speak at any general meeting of the Members or at any separate meeting of the Holders of any class or series of Shares.

48. The business of the Company shall be managed by the Board of Directors, who may pay all expenses incurred in organizing and registering the Company and may exercise all powers of the Company, except those that are, by the Act or by these Articles, required to be exercised by the Company, by resolution of its Members, subject, nevertheless, to the provisions of the Act, to any regulations of these Articles, and to such regulations, being not inconsistent with the foregoing, as may be prescribed by the Company, by resolution of its Members provided that no regulation made by the Company, by resolution of its Members, shall invalidate, as to any third party who has relied thereon, any prior act of the Board of Directors or an Authorized Person which act would have been valid if that regulation had not been made.

49. The Board of Directors may, from time to time, provide for the management of the affairs of the Company in such manner as they think fit. Pursuant to such authority, the Board of Directors may from time to time:

(a) appoint and remove one or more of their body to the office of Managing Director, who shall be, and may be designated, as Chief Executive Officer of the Company, (unless the Board of Directors has expressly appointed another person as Chief Executive Officer) upon such terms and at such remuneration (whether by way of salary or commission or participation in profits, or partly in one way and partly in another) as the Board of Directors may think fit, provided that his or her appointment as Managing Director shall be subject to termination ipso facto if he or she ceases for any cause to be a Director;

(b) delegate any of their powers to one or more committees consisting of such Director or Directors, and such other persons (who need not be Directors or officers of the Company), as they think fit; any committee so formed shall in the exercise of the powers so delegated, conform to any regulations that may be imposed on it by the Board of Directors, and may adopt its own rules and regulations, and meet and adjourn as it thinks proper, in each case not inconsistent with any such regulations and these Articles; unless the Directors have provided a different rule in connection with the establishment of any committee of the Board of Directors, the regulations of this Article shall apply equally to such committee;

(c) appoint and remove a Manager for the Company for such term and for such remuneration (whether by way of fees, commissions and participation in profits or gains, or partly in one way and partly in another, and including reimbursement of all costs and charges paid or payable on behalf of the Company in connection with its formation and otherwise) and subject to such other terms and conditions as the Board of Directors may think fit, provided that any such removal shall not abrogate any rights to compensation or damages such Manager may have under any contract between the Company and such Manager pertaining to such management services;

Auth Code: G93797566322

www.verify.gov.ky

(d) pursuant to Article 91, designate and authorize (and revoke such designation and authorization of) one or more Authorized Representatives of the Company; and

(e) appoint and remove such secretary, officers, agents, legal counsel, investment advisors and other professional advisors or administrators as the Board of Directors deem necessary, appropriate or advisable.

The Board of Directors may, to the extent permitted by the Act and these Articles, delegate (whether by contract or otherwise) such powers and duties to one or more Authorized Persons as the Board of Directors may think fit. Upon such delegation, such Authorized Person may exercise any of such powers and duties of the Board of Directors specifically provided in these Articles and so delegated by the Board of Directors, whether or not these Articles specifically state that such powers and duties may be exercised by any such Authorized Person.

50. The Board of Directors may exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and uncalled capital, or any part thereof, to issue debentures, debenture stock and other securities whenever money is borrowed or as security for any debt, liability or obligation of the Company or of any third party.

51. The Board of Directors may make loans and advances, secured or unsecured, to any or all Holders, from time to time, irrespective of any question of corporate benefit. In the absolute discretion of the Board of Directors, whether such loan or advance is unsecured, or partly, or fully secured, including by way of pledge of the Company’s shares, the Board of Directors shall have the power to enter into agreements with such Holder or Holders that the liabilities and obligations of such Holder or Holders may be limited to the distributions and the proceeds of sale of the security, including the pledged shares, whether such sale be to third parties or by way of purchase by the Company of shares pursuant to the provisions of section 37 of the Act.

Unless otherwise expressly agreed in writing, the Company shall have a first and paramount lien on every share, whether fully or partly paid, for all moneys (whether presently payable or not), whether by reason of unpaid calls or by reason of any advance or other indebtedness, howsoever arising, owing by the Holder, or a joint Holder. The Company’s lien shall extend to all dividends or other distributions payable on any share and proceeds of sale.

52. The Board of Directors shall cause minutes to be made, in books provided for the purpose,

(a) of all appointments of officers made by the Board of Directors;

(b) of the names of the Directors present at each meeting of the Board of Directors and of any committee of the Board of Directors; and

(c) of all resolutions and the proceedings at all meetings of the Members, the Board of Directors and committees of the Board of Directors.

THE SEAL

53. The Board of Directors or an Authorized Person may, except where the Seal is specifically required by these Articles or by Act, authorize any person to enter into any contract or to execute any instrument in the name of and on behalf of the Company, and such authority may be general or confined to specific instances, without the necessity that the Seal be affixed to such contract or instrument in order that such contract or instrument be a valid and binding obligation of

Auth Code: G93797566322

www.verify.gov.ky

the Company. The Seal shall not be affixed to any instrument except by the authority of the Board of Directors or an Authorized Person, and in the presence of such person or persons as the Board of Directors or an Authorized Person may appoint for the purpose; and that person or persons as aforesaid shall sign every instrument to which the Seal is so affixed in his or her or their presence. Notwithstanding the provisions hereof, the Seal may be affixed to any returns filed under Companies Act (as amended) without the authority of the Board of Directors or an Authorized Person in the presence of one Director, the Secretary or an Assistant Secretary. Notwithstanding the foregoing, the Secretary or any Assistant Secretary shall have the authority to affix the Seal to any instrument for the purpose solely of attesting to the authenticity of the matter contained therein, but such Seal shall not create any obligation binding the Company.

54. The Company shall maintain a facsimile of its Seal in such countries or places as the Board of Directors or an Authorized Person shall designate, and such facsimile Seal shall not be affixed to any instrument except by the authority of the Board of Directors or an Authorized Person and in the presence of such person or persons as the Board of Directors or an Authorized Person shall for this purpose appoint, and such person or persons as aforesaid shall sign every instrument to which the facsimile Seal is so affixed in their presence, and such affixing of the facsimile Seal and signing as aforesaid shall have the same meaning and effect as if the Seal had been affixed in the presence of, and the instrument signed by, a Director and the Secretary, or such other person as the Board of Directors may appoint for the purpose.

DISQUALIFICATION OF DIRECTORS

55. The office of a Director shall be vacated, if the Director (a) becomes bankrupt, (b) is found to be or becomes of unsound mind, or (c) resigns his or her office by notice in writing to the Company.

APPOINTMENT OF DIRECTORS

56. At any time and from time to time, the Members may by ordinary resolution elect any person to be a Director (provided that the maximum number of Directors is not exceeded) and determine the period for which such person is to hold office.

57. Subject to the rights of the Members to remove and appoint Directors, any vacancy occurring in the Board of Directors may be filled by the remaining Directors.

58. The Board of Directors shall have power at any time, and from time to time, to appoint a person or persons as a Director either to fill a vacancy or as an additional Director, subject to the maximum number (if any) imposed by the Company in general meeting.

59. All acts done at any meeting of the Board of Directors, a committee of the Board of Directors or by any person acting as a Director, shall, notwithstanding that it be afterwards discovered that there was some defect in the appointment of any such Director acting as aforesaid, or that they or any of them were disqualified, be as valid as if every such person had been duly appointed and was qualified to be a Director.

60. The Company may by special resolution remove a Director without cause before the expiration of such Director’s period of office and may by resolution appoint another person in place of such Director. The person so appointed shall be subject to retirement at the same time as if such person had become a Director on the day on which the Director in whose place such person is appointed was last elected as a Director.

Auth Code: G93797566322

www.verify.gov.ky

PROCEEDINGS OF DIRECTORS

61. The Board of Directors may meet together (either within or outside the Cayman Islands) for the dispatch of business, adjourn, and subject to the Act and these Articles, otherwise regulate their meetings and proceedings, including the specification of requisite notice and formalities of calling meetings, as they think fit. Any Director may, and the Secretary on the requisition of a Director shall, at any time summon a meeting of the Board of Directors.

62. The quorum necessary for the transaction of the business of the Board of Directors may be fixed by the Board of Directors, and, unless so fixed, shall be one.

63. Each Director shall have one vote on matters to be decided by the Board of Directors. Questions arising at any meeting of the Board of Directors at which a quorum is present shall be decided by a majority of votes. In case of an equality of votes, the Chairman shall have a second or casting vote. Unless the Directors have provided a different rule in connection with the establishment of any committee of the Board of Directors, the regulations of this Article shall apply equally to such committee.

64. (a) The transactions of any meeting of the Board of Directors, however called and whenever held, are as valid as though made at a meeting duly held after regular notice if each of the Directors, not present in person, signs a written waiver of notice, a consent to the holding of the meeting or an approval of the minutes thereof. All such waivers, consents and approvals shall be filed with the Company’s records.

(b) Any action of the Board of Directors, or alternate Directors, may be taken without a meeting, and without prior notice (and shall be as valid and effectual as if it had been passed as a resolution at a meeting of the Board of Directors duly called and constituted), if written consent, setting forth the action to be taken, is signed by all the Directors of the Company.

65. The continuing Directors may act notwithstanding any vacancy in their body, but, if and so long as their number is reduced below the number fixed by or pursuant to the regulations of the Company as the necessary quorum of Directors, the continuing Directors may act for the purpose of increasing the number of Directors to that number or of summoning a general meeting of the Company, but for no other purpose.

66. The Board of Directors may elect a chairman of their meetings and determine the period for which such chairman is to hold office; but if no such chairman is elected, or if at any meeting such chairman is not present within fifteen minutes after the time appointed for holding the same, the Directors present may choose one of their number to be chairman of the meeting.

67. Directors and committee members may participate in a meeting through use of a conference telephone or similar communication equipment, so long as all those participating in the meeting can hear each other. Participation by Directors or committee members in a meeting in such manner constitutes presence in person at such meeting.

DIVIDENDS AND DISTRIBUTIONS

68. The Board of Directors may declare such dividends as appear to the Board of Directors to be justified.

Auth Code: G93797566322

www.verify.gov.ky

69. Dividends (including interim dividends) may be paid out of profits (including accumulated profits of prior periods [i.e., retained earnings] and/or profits of the current period) or, if the Board of Directors so determine, dividends or distributions may be made to Members out of the share premium or contributed surplus account in accordance with the provisions of the Act.

70. Subject to the rights of persons, if any, entitled to Shares with special rights as to dividends or distributions, all dividends shall be declared and paid and all distributions shall be made pro rata according to the number of issued Shares on the date determined by the Board of Directors or an Authorized Person for determining the Holders of Record entitled to receive such dividend or distribution, provided that if the Board of Directors specifically resolves, in its absolute discretion, that a dividend is to be paid with respect to a specified period, then if a Share has been issued during such period, the Holder of Record of such Share shall only be entitled to receive a portion of the whole dividend for such period calculated in proportion to the number of days of such period that such Holder’s name has been entered on the Register of Members of the Company.

71. The Board of Directors may, before declaring any dividend, set aside out of the profits of the Company such sums as they think proper as a reserve or reserves which shall, at the discretion of the Board of Directors, be applicable for meeting contingencies, for equalizing dividends or for any other purpose to which the profits of the Company may be properly applied, and pending such application may, at the like discretion, either be employed in the business of the Company or be invested in such investments as the Board of Directors may from time to time think fit.

72. If several persons are registered as joint Holders of any Share, any one of them may give effectual receipt for any dividend or other moneys payable or in respect of the Share.

73. (a) Any resolution of the Board of Directors declaring a dividend may direct payment of such dividend wholly or partly by distribution of specific assets and, in particular, of paid up Shares, debentures or debenture stock of the Company or in shares, debentures or debenture stock of any other company, or in any one or more of such ways and where any difficulty arises in regard to such distribution, the Board of Directors may settle the same as they think expedient, and, in particular, may fix the value for distribution of such specific assets or any part thereof and may determine that cash payments shall be made to any Members upon the footing of the value so fixed in order to adjust the rights of all parties, and may vest any such specific assets in trustees as may seem expedient to the Board of Directors.

(b) Any dividend or distribution may be paid by wire transfer of immediately available funds or by cheque or warrant sent through the post to the registered address of the Member entitled thereto or, in the case of joint Holders of Record, to any one of such joint Holders of Record at his or her registered address or to such person and such address as the Member or such joint Holders of Record, as the case may be, may in writing direct. Every such cheque or warrant shall be made payable to the order of the person to whom it is sent or to the order of such other persons as the Member or such joint Holders, as the case may be, may direct.

(c) The Board of Directors may resolve that it is desirable to capitalize any part of the amount for the time being standing to the credit of any of the Company’s share premium or contributed surplus account or reserve accounts or to the credit of the profit and loss account or otherwise available for distribution, and accordingly that such sum be set free for distribution among the Members who would have been entitled thereto if distributed by way of dividend and in the same proportions on condition that the same be not paid in cash but be applied either in or towards paying up any amounts for the time being unpaid on any Shares held by such Members respectively or paying up in full unissued Shares or debentures of the Company to be allotted and distributed, credited as fully paid up, to and amongst such Members and in the proportion aforesaid, or partly in one way and

Auth Code: G93797566322

www.verify.gov.ky

partly in the other. Whenever such a resolution as aforesaid shall have been passed, the Board of Directors shall make all appropriations and applications of the undivided profits resolved to be capitalized thereby, or the Company’s share premium or contributed surplus or reserve accounts and all allotments and issues of fully-paid Shares or debentures, if any, and generally shall do all acts and things required to give effect thereto, with full power to the Board of Directors to make such provisions by the payment in cash or otherwise as they think fit for the case of Shares or debentures becoming distributable in fractions, and also to authorize any person to enter, on behalf of all the Members entitled thereto, into an agreement with the Company providing for the allotment to them respectively, credited as fully paid up, of any further Shares or debentures to which they may be entitled upon such capitalization, or (as the case may require) for the payment by the Company on their behalf by the application thereto of their respective proportions of the profits resolved to be capitalized, or the Company’s share premium or contributed surplus or reserve accounts, of the amounts or any part of the amounts remaining unpaid on their existing Shares, and any agreement made under such authority shall be effective and binding on all such Members.

74. No dividend shall bear interest against the Company.

ACCOUNTS

75. The books of account relating to the Company’s affairs shall be kept in such manner as may be determined from time to time by the Board of Directors or an Authorized Person.

76. The books of account shall be kept at the registered office of the Company or at such other place or places as the Board of Directors or an Authorized Person think fit and shall always be open to inspection by any Director.

77. The Board of Directors shall from time to time determine, and failing its determination, an Authorized Person shall determine, whether and to what extent and at what time and places and under what conditions or regulations the accounts and books of the Company or any of them shall be open to the inspection of Members not being Directors, and no Member (not being a Director) shall have any right of inspection of any account or book or document of the Company except as conferred by Act or authorized by the Board of Directors or an Authorized Person.

AUDIT

78. The accounts relating to the Company’s affairs shall be audited in such manner as may be determined from time to time by resolution of the Members, or failing any such determination, by the Board of Directors or by an Authorized Person, or failing any determination as aforesaid, shall not be audited.

FINANCIAL YEAR END

79. The financial year end of the Company shall be the 31st day of December. The Board of Directors may change its financial year end, in its sole discretion.

INDEMNITY

80. The Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit (other than a judicial action or suit brought by or in the right of the Company) or proceeding or investigation, whether civil, criminal or administrative, and whether external or internal to the Company, wherever instituted in any part of

Auth Code: G93797566322

www.verify.gov.ky

the world, by reason of the fact that he or she is or was a Director, alternate Director, officer, Manager, employee, trustee, Authorized Representative or other agent of the Company, or that, being or having been such a Director, alternate Director, officer, Manager, employee, trustee, Authorized Representative or other agent, he or she is or was serving at the request of the Company as a Director, alternate Director, officer, Manager, employee, trustee, Authorized Representative or agent of another company, partnership, joint venture, trust or other enterprise (all such persons being referred to hereafter as an “Agent”), against any expenses (including attorneys’ fees and costs), judgements, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit (other than a judicial action or suit brought by or in the right of the Company) or proceeding or investigation, or any appeal thereof, provided that such Agent acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company, and with respect to any criminal action or proceeding, had no reasonable cause to believe such conduct was unlawful. The termination of any action, suit or proceeding — whether by judgement, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent — shall not, of itself, create a presumption that the Agent did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, that such Agent had reasonable cause to believe that his or her conduct was unlawful.

81. The Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed judicial action or suit brought by or in the right of the Company to procure a judgement in its favor, wherever instituted in any part of the world, by reason of the fact that he or she is or was an Agent, against any expenses (including attorneys’ fees and costs) actually and reasonably incurred by him or her in connection with the defense, settlement or appeal of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to be the best interests of the Company, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for gross negligence or willful misconduct in the performance of his or her duty to the Company, unless and only to the extent that the court having jurisdiction over the Company shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which the court shall deem proper.

82. Notwithstanding the other provisions of these Articles, to the extent that an Agent has been successful on the merits or otherwise, including, without limitation, the dismissal of an action without prejudice or the settlement of an action without admission of liability, in defense of any proceeding or in defense of any claim, issue or matter therein, or on appeal from any such proceeding, action, claim or matter, such Agent shall be indemnified against all expenses incurred in connection therewith.

83. Except as limited by these Articles, any costs, charges and expenses (including attorneys’ fees) incurred in any action, suit, proceeding or investigation or any appeal therefrom shall be paid by the Company in advance of the final disposition of such matter if the Agent shall undertake to repay such amount in the event that it is ultimately determined, as provided herein, that such person is not entitled to indemnification. Notwithstanding the foregoing, no advance shall be made by the Company if a determination is reasonably and promptly made by a majority vote of a quorum consisting of Directors or alternate Directors who were not parties to such action, suit or proceeding (hereinafter referred to as “Disinterested Directors”), or (if such a quorum is not obtainable or, even if obtainable, a quorum of Disinterested Directors so directs) by independent legal counsel in a written opinion, that, based upon the facts known to the Disinterested Directors or counsel at the time such determination is made, such person acted in bad faith and in a manner that such person did not believe to be in or not opposed to the best interest of the Company, or, with respect to any criminal proceeding, that such

Auth Code: G93797566322

www.verify.gov.ky

person believed or had reasonable cause to believe his or her conduct was unlawful. In no event shall any advance be made in instances where the Disinterested Directors or independent legal counsel reasonably determines that such person deliberately breached his or her duty to the Company or its Members.

84. Any indemnification under these Articles, or advance made thereunder, shall be made promptly, and in any event within ninety (90) days, upon the written request of the Agent, unless with respect to applications hereunder, a determination is reasonably and promptly made by a majority vote of a quorum of Disinterested Directors that such Agent acted in such a manner as set forth hereunder as would justify the Company’s not indemnifying or making an advance to the Agent. In the event no quorum of Disinterested Directors is obtainable, the Board of Directors shall promptly direct that independent legal counsel shall decide whether the Agent acted in such a manner as set forth hereunder as would justify the Company’s not indemnifying or making an advance to the Agent.

85. The right to indemnification or advances as granted to an Agent under these Articles shall be enforceable by the Agent in any court of competent jurisdiction, if the Board of Directors or independent legal counsel denies the claim, in whole or in part, or if no disposition of such claim is made within ninety days. The Agent’s costs and expenses incurred in connection with successfully establishing his or her right to indemnification, in whole or in part, in any such proceeding shall also be indemnified by the Company.

86. The indemnification provided by these Articles shall not be deemed exclusive of, and shall not affect, any other rights to which an Agent seeking indemnification may be entitled under any law, charter provision, agreement, vote of the Members, Disinterested Directors, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be an Agent and shall inure to the benefit of the heirs, executors and administrators of such a person. All rights to indemnification hereunder shall be deemed to be provided by a contract between the Company and the Agent who serves in such capacity at any time while these Articles and other relevant provisions of the Act and any other applicable law, if any, are in effect. Any repeal or modification hereof or thereof shall not affect any rights or obligations then existing.

87. Upon resolution passed by the Board of Directors, the Company may purchase and maintain insurance on behalf of any person who is or was an Agent against any liability asserted against such person and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Company would have the power to indemnify such person against such liability under the provision of these Articles. The Company may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure the payment of such sums as may become necessary to effect indemnification as provided herein.

88. For the purpose of the Indemnity provisions (Articles 80 through 89) of these Articles only, references to “the Company” includes all constituent companies absorbed in a consolidation or merger as well as the resulting or surviving company, so that any person who is or was a Director, alternate Director, officer, Manager, employee, trustee, Authorized Representative or other agent of such constituent company or who, being or having been such a Director, alternate Director, officer, Manager, employee, trustee, Authorized Representative or other agent is or was serving at the request of such constituent company as a Director, alternate Director, officer, Manager, employee, trustee, Authorized Representative or other agent of another company, partnership, joint venture, trust or other enterprise shall stand in the same position under the provisions of these Articles with respect to the resulting or surviving company as such person would if he or she had served the resulting or surviving company in the same capacity.

Auth Code: G93797566322

www.verify.gov.ky

89. If any portion of these regulations shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify each Agent as to expenses (including attorneys’ fees and costs), judgments, fines and amounts paid in settlement with respect to any action, suit, appeal, proceeding or investigation, whether civil, criminal or administrative, and whether internal or external, including a grand jury proceeding and an action or suit brought by or in the right of the Company, to the full extent permitted by any applicable portion of these Articles that shall not have been invalidated, or by any other applicable law.

ALTERNATE DIRECTOR

90. Any Director may from time to time appoint any person to be an alternate Director, provided that a majority of the Directors do not object to such appointment. The appointee, while he or she holds office as an alternate Director, shall be entitled to call and attend and vote at any meeting which the Director appointing him or her is not personally present, and generally to perform all the functions of his or her appointor as a Director without limitation, but he or she shall not require any qualification and shall not be entitled to any remuneration from the Company otherwise than out of the remuneration of the Director appointing him or her, as may be agreed between such Director and the appointee. Any appointment so made may be revoked at any time by the appointor or by a resolution of the Board of Directors or by an ordinary resolution of the Members in general meeting. Any appointment or revocation by the appointor, made under this Article, shall be in writing, and notice in writing shall be given to the Company’s registered office or to some other place as the Company may determine from time to time. An alternate Director shall not be required to hold any Share in order to be qualified to be an alternate Director.

AUTHORIZED REPRESENTATIVES

91. The Board of Directors, the Managing Director, the Chief Executive Officer or the Manager may from time to time and at any time, by revocable or irrevocable written Power of Attorney, appoint any company, firm or person or body of persons, whether nominated directly or indirectly by the Board of Directors, to be the Attorney or Attorneys of the Company (herein referred to as an “Authorized Representative”) for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the person granting such Written Power of Attorney under these Articles) and for such period and subject to such conditions as they may think fit, and any such Powers of Attorney may contain such provisions for the protection and convenience of persons dealing with any such Authorized Representative as the Board of Directors, the Managing Director, the Chief Executive Officer or the Manager may think fit and may also authorize any such Authorized Representative to delegate all or any of the powers, authorities and discretions vested in him or her.

NOTICES

92. A notice may be given by the Company to any Member entitled to receive notices of the meeting, either personally, by confirmed facsimile transmission, cable, telegram or telex with confirmed answer back, or by sending such notice by post to such Member at his or her registered address in the Cayman Islands, or if he or she has no registered address in the Cayman Islands, to the address supplied by him or her in writing to the Company for giving of notices to him or her. All communications shall be in writing and shall be deemed to be received (a) as of the date of transmission if sent by confirmed facsimile transmission, cable, telegram or telex with confirmed answer back or (b) as of the date of receipt, if sent by registered or certified mail, postage prepaid, return receipt requested or personally delivered.

Auth Code: G93797566322

www.verify.gov.ky

93. A notice may be given by the Company to the joint Holders of a Share by giving the notice to the joint Holder named first in the Register of Members in respect of the Share.

94. A notice may be given by the Company to the persons entitled to a Share in consequence of the death or bankruptcy of a Member by sending it through the post in a prepaid envelope addressed to them by name, or by the title of the representative of the deceased, or trustee of the bankrupt, or by any like description, at the address, if any, within the Cayman Islands supplied for the purpose by the persons claiming to be so entitled, or (until such an address has been so supplied) by giving the notice in any manner in which the same might have been given if the death or bankruptcy had not occurred.

95. Notice of every general meeting shall be given in some manner hereinbefore authorized to (a) every Member holding Voting Shares except those Members who (having no registered address in the Cayman Islands) have not supplied to the Company an address for the giving of notices to them; and (b) every person entitled to a Voting Share in consequence of a death or bankruptcy of a Member, who, but for his or her death or bankruptcy would be entitled to receive notice of the meeting. No other persons shall be entitled to receive notices of general meetings.

NON-RECOGNITION OF TRUST

96. No person shall be recognized by the Company as holding any Share upon any trust and the Company shall not be bound by or be compelled in any way to recognize (even when having notice thereof) any equitable, contingent, future or partial interest in any of its Shares or any other rights in respect thereof except an absolute right to the entirety thereof in each Member registered in the Company’s Register of Members.

WINDING UP

97. If the Company shall be wound up the Liquidator may, with the sanction of an ordinary resolution of the Company, divide amongst the Members in specie or kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may, for such purpose set such value as the Liquidator deems fair upon any property to be divided as aforesaid and may determine how much division shall be carried out as between the Members or different classes of Members. The Liquidator may, with the like sanction, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the contributories as the Liquidator, with the like sanction, shall think fit, but so that no Member shall be compelled to accept any shares or other securities whereon there is any liability.

JURISDICTION AND VENUE FOR LITIGATION

98. All rights and obligations as between the Company, its Members, Directors, officers, Authorized Representatives, agents, Managers, employees, or any of them, shall be governed by and construed solely in accordance with the Acts of the Cayman Islands without giving effect to principles of choice or conflict of law and any cause of action between any of the parties aforesaid shall be subject to the sole jurisdiction and venue of the Courts of the Cayman Islands.

Auth Code: G93797566322

www.verify.gov.ky

Names, Addresses of Subscribers	Number of Shares Taken by Subscriber

Paget-Brown Trust Company Ltd.

PO Box 1111
George Town	/s/ Toni Pinkerton
Grand Cayman	Toni Pinkerton

Cayman Islands KY1-1102

Dated this March 22, 2021

/s/ Ryan Cooke
Witness to the above signature: Ryan Cooke
Address:	P.O. Box 1111
Grand Cayman KY1-1102
Cayman Islands

Occupation:	Manager Corporate Services

Auth Code: G93797566322

www.verify.gov.ky